UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2022

Fuse Group Holding Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Duarte Rd., Suite 102 Arcadia, CA 91007
(Address of principal executive offices)

(626) 210-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01  Entry into a Definitive Material Agreement.

On October 6, 2022, Fuse Group Holding Inc. (the “Company”), entered into a Convertible Promissory Note Purchase Agreement (the “First Agreement”) with Liu Marketing (M) Sdn. Bhd., a company organized under the laws of Malaysia (the “Purchaser”). Pursuant to the First Agreement, the Company sold a Convertible Promissory Note to the Purchaser with a principal amount of $50,000 (the “First Note”). The First Note bears interest at the rate of 3% per annum, which are payable on October 6th of 2023 and 2024. The First Note will mature on the date that is twenty-four months from the date that the purchase price of the First Note is paid to the Company. Any outstanding principal and interest on the First Note may be converted to the shares of common stock of the Company at the holder’s option at a conversion price of $0.45 per share at any time until the total outstanding balance of the First Note is paid. The First Note was sold to the Purchaser pursuant to an exemption from registration under Regulation S, promulgated under the Securities Act of 1933, as amended.

On November 7, 2022, the Company entered into another Convertible Promissory Note Purchase Agreement (the “Second Agreement”) with the Purchaser. Pursuant to the Second Agreement, the Company sold a Convertible Promissory Note to the Purchaser with a principal amount of $50,000 (the “Second Note”). The Second Note bears interest at the rate of 3% per annum, which are payable on November 7th of 2023 and 2024. The Second Note will mature on the date that is twenty-four months from the date that the purchase price of the Second Note is paid to the Company. Any outstanding principal and interest on the Second Note may be converted to the shares of common stock of the Company at the holder’s option at a conversion price of $0.45 per share at any time until the total outstanding balance of the Second Note is paid. The Second Note was sold to the Purchaser pursuant to an exemption from registration under Regulation S, promulgated under the Securities Act of 1933, as amended.

The foregoing descriptions of the First Agreement, the Second Agreement, the First Note and the Second Note do not purport to be complete and are qualified in their entirety by reference to the complete text of each such document, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Convertible Promissory Note Purchase Agreement by and between Fuse Group Holding, Inc. and Liu Marketing (M) Sdn. Bhd, dated October 6, 2022.
10.2	Convertible Promissory Note, issued by Fuse Group Holding, Inc. to Liu Marketing (M) Sdn. Bhd., dated October 6, 2022.
10.3	Convertible Promissory Note Purchase Agreement by and between Fuse Group Holding, Inc. and Liu Marketing (M) Sdn. Bhd, dated November 7, 2022.
10.4	Convertible Promissory Note, issued by Fuse Group Holding, Inc. to Liu Marketing (M) Sdn. Bhd., dated November 7, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Group Holding Inc.

Date: November 14, 2022	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer